Exhibit 99.1

Preliminary and Subject to Completion

2024

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet, Smartphone or Tablet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

GRIID INFRASTRUCTURE INC.

Your Mobile or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card by mail. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on October 27, 2024.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

VOTE AT THE MEETING –
If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend:
https://www.cstproxy.com/griid/sm2024

MOBILE VOTING
On your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares. You may also call toll free 1-800-450-7155 within the US and Canada or +1 857-999-9155 for outside the US and Canada (standard rates apply).

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. Votes submitted by mail must be received by 9:00 a.m., Eastern Time, on October 28, 2024.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY CARD

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE MERGER PROPOSAL.

Proposal	FOR	AGAINST	ABSTAIN
1. Proposal to adopt the Agreement and Plan of Merger, dated as of June 26, 2024, by and among CleanSpark, Inc., a Nevada corporation, Tron Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of CleanSpark, Inc. and GRIID Infrastructure Inc., a Delaware corporation.	☐	☐	☐
2. Approve an adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the merger proposal.	☐	☐	☐

CONTROL NUMBER

Signature__________________ **Signature, if held jointly**__________________ **Date**________, **2024**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

2024 To view the Proxy Statement/Prospectus and to Attend the Special Meeting, please go to: https://www.cstproxy.com/griid/sm2024 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY CARD THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GRIID INFRASTRUCTURE INC. The undersigned appoints Allan J. Wallander and Alexander Fraser, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of GRIID Infrastructure Inc. held of record by the undersigned at the close of business on September 20, 2024 at the Special Meeting of Stockholders of GRIID Infrastructure Inc. to be held at 2 p.m., Eastern Time, on October 28, 2024, or at any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED AGAINST THE MERGER PROPOSAL, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. (Continued and to be marked, dated and signed, on the other side)